SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 1, 2017

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (the "Amendment") amends the current report on Form 8-K dated May 1, 2017, filed by Eli Lilly and Company (the "Company") with the U.S. Securities and Exchange Commission (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Stockholders held on May 1, 2017 (the "2017 Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers ("say on pay"). No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say on pay votes held at the 2017 Annual Meeting, 767,754,104 shares voted for one year, 3,060,960 shares voted for two years, 63,823,418 shares voted for three years, 2,385,841 shares abstained, and there were 111,757,621 broker nonvotes. The Board of Directors has considered the outcome of this advisory vote and has determined that the Company will hold future say on pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say on pay votes. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company's 2023 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:     /s/ Bronwen L. Mantlo
Name:   Bronwen L. Mantlo
Title:     Corporate Secretary

Dated: June 21, 2017